Exhibit 99.1

Sierra Monitor Corporation Announces Financial Results
for the Third Quarter Ended September 30, 2018

Q3 Year-over-Year Sales Increase 16%; Net Income Increases 11%

Milpitas, California – November 1, 2018 – Sierra Monitor Corporation (OTCQB: SRMC), a provider of Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets, today announced financial results for the third quarter ended September 30, 2018.

Financial Highlights

●	Net sales of $6.0 million for Q3 2018, up 16% compared to $5.2 million in the same prior year period.

●	Gross profit of 60.6% for Q3 2018, up 60 basis points, compared to 60.0% in the same period of 2017.

●	Net income of $214,000 for Q3 2018, up 11% compared to $192,000 in the same prior year period.

●	Net income per share of $0.02 (basic and diluted) for Q3 2018, compared to $0.02 per share (basic and diluted) for the same prior year period.

●	EBITDA of $440,000 for Q3 2018, compared to $435,000 for the same prior year period.

●	Non-GAAP net income per share of $0.03 (basic and diluted) for Q3 2018, compared to $0.03 per share (basic and diluted) for the same prior year period.

●	Cash and cash equivalents of $3.6 million and no bank debt as of September 30, 2018 compared to a cash and cash equivalents of $3.2 million and no bank debt as of December 31, 2017.

●	Declared 25th consecutive quarterly dividend of $0.01 per share, to be paid on November 15, 2018.

“This was a particularly strong quarter for Sierra Monitor,” commented Jeff Brown, Sierra Monitor’s President and Chief Executive Officer. “All phases of our business are seeing growth as we begin to see the investments in our product lines take hold. Our key flame and gas (Protect) segments, oil and gas, water/waste water and alternative fuels, all contributed to the excellent segment results. On the Connect side, our expanded product line, including our new low cost solution ProtoCast, has shown strong growth as well. Our SMC Cloud offer is getting more traction with our customers as they see the advantages brought to their businesses by our application suite including secure device management, visualization/dashboarding and analytics.”

“In addition, as we have mentioned before, our sales realignment coupled with strong and growing demand for our solutions and an effective sales organization, have us focused on improving operating efficiency to drive margin enhancement.”

Third Quarter and Nine Month 2018 Financial Results

Net sales for the quarter ended September 30, 2018 were $5,994,234, compared to $5,177,199 for the same period of 2017. Sierra Monitor posted GAAP net income of $213,859 or $0.02 per share (basic and diluted), for the quarter ended September 30, 2018, compared to GAAP net income of $192,477 or $0.02 per share (basic and diluted), for the same period of 2017. See Table A of this release for condensed statements of operations.

Sierra Monitor posted non-GAAP net income of $345,609 or $0.03 per share (basic and diluted), for the quarter ended September 30, 2018, compared to non-GAAP net income of $323,542 or $0.03 per share (basic and diluted), for the same period of 2017. See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

Sierra Monitor achieved EBITDA of $440,425 for the quarter ended September 30, 2018, compared to EBITDA of $435,480 for the same period of 2017. See Table D of this release for reconciliation between GAAP Net Income (Loss) and EBITDA operating results.

Net sales for the nine months ended September 30, 2018 were $16,695,848, compared to $14,539,809 reported for the same period of 2017. Sierra Monitor posted GAAP net income of $310,984 or $0.03 per share (basic and diluted), for the nine months ended September 30, 2018, compared to GAAP net loss of $366,829 or $0.03 per share (basic and diluted), for the same period of 2017. Approximately $400,000 attributable to non-recurring reorganization costs contributed to the prior year-to-date net loss. See Table A of this release for condensed statements of operations.

Sierra Monitor posted non-GAAP net income of $705,938 or $0.07 per share (basic and diluted), for the nine months ended September 30, 2018, compared to non-GAAP net income of $70,535 or $0.01 per share (basic and diluted) for the same period of 2017. Approximately $400,000 attributable to one-time reorganization costs contributed to prior year-to-date non-GAAP net loss. See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

Sierra Monitor achieved EBITDA of $732,134 for the nine months ended September 30, 2018, compared to negative EBITDA of $239,704 for the same period of 2017. Approximately $580,000 attributable to one-time reorganization costs contributed to the prior year-to-date negative EBITDA. See Table D of this release for reconciliation between GAAP Net Income (Loss) and EBITDA operating results.

Sierra Monitor had $3,616,985 in cash at September 30, 2018 with no bank borrowings, compared to $3,191,722 on December 31, 2017. Net trade receivables on September 30, 2018 were $2,929,427, compared to $3,254,681 on December 31, 2017. The Company’s days’ sales outstanding were 45 days, compared to 45 days for the same period in 2017. Inventory at the end of Q3 2018 was $3,769,923 compared to $3,138,261 on December 31, 2017. See Table B of this release for a summary of the balance sheet.

Business Highlights

The company showed strong sales in all of its major product lines. Flame and gas detection accounted for 49% of sales during the quarter while FieldServer and related products accounted for 51%. This product mix shows strong demand for both of these product classes.

During the quarter:

●	Sierra Monitor expanded its distribution network, signing agreements with Hatfield and Company to distribute the Company’s solutions across Texas, Arkansas, Louisiana, and Oklahoma, and with Intrepid Group for industries in northeast British Columbia, Alberta and Saskatchewan

●	Integrasense, a manufacturer of high-performance residential and commercial energy consumption monitoring and management solutions, was able to quickly and cost-effectively cloud-enable their Integra BTU Meter Module with the Sierra Monitor Corporation ProtoCessor embedded gateway.

●	Sierra Monitor Corporation has expanded its presence in the Oil & Gas market by converting one of the largest skid manufacturers in Northern Texas to our H2S and combustible gas detection products. The customer chose SMC for its out of the box reliability, exceptional delivery times and excellent customer service.

Conference Call

Sierra Monitor will host a conference call to discuss the financial results on Thursday, November 1, 2018 at 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing 1-855-327-6837 if calling within the United States or 1-631-891-4304 if calling internationally. When asked, please reference confirmation code 10005812.

A replay will be available until November 8, 2018 which can be accessed by dialing 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Please use passcode 10005812 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=132054.

About Sierra Monitor Corporation

Sierra Monitor Corporation addresses the industrial and commercial facilities management market with Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets.

The company’s FieldServer brand of protocol gateways is used by system integrators and OEMs to enable local and remote monitoring and control of assets and facilities. With more than 200,000 installed units, supporting over 140 protocols, installed in commercial and industrial facilities, FieldServer is the industry’s leading multi-protocol gateway.

Sierra Monitor’s Sentry IT fire and gas detection solutions are used by industrial and commercial facilities managers to protect their personnel and assets. Sentry IT branded controllers, sensor modules, and software are installed at thousands of facilities such as natural gas vehicle fueling and maintenance stations, wastewater treatment plants, oil and gas refineries and pipelines, parking garages, US Navy ships, and underground telephone vaults.

Headquartered in the heart of Silicon Valley in Milpitas, California, Sierra Monitor was founded in 1978 and has been a public company since 1989. By combining its distinguished track record in industrial sensing and automation with emerging IoT technologies such as cloud connectivity, big data, and analytics, Sierra Monitor is at the forefront of the emerging IIoT trend.

For more information visit: http://www.sierramonitor.com/

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning future product plans and releases, market acceptance and adoption of our solutions, macroeconomic trends and market conditions, investment plans, results of operations, market position, and strategic plans and objectives. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Further information on these risks, uncertainties and assumptions as well as information regarding other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Sierra Monitor Investor Relations Contact :

Tamara S. Allen, CFO

TAllen@sierramonitor.com

Source: Sierra Monitor Corporation

Table A

SIERRA MONITOR CORPORATION

Statements of Operations

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
Net sales	$5,994,234	$5,177,199	$16,695,848	$14,539,809
Cost of goods sold	2,364,604	2,072,236	6,689,875	5,913,516
Gross profit	3,629,630	3,104,963	10,005,973	8,626,293
Operating expenses
Research and development	805,359	767,550	2,371,174	2,296,058
Selling and marketing	1,489,880	1,225,351	4,219,636	3,840,901
General and administrative	1,013,552	743,405	2,917,058	2,355,943
Non-recurring reorganization expense	-	-	-	580,425
	3,308,791	2,736,306	9,507,868	9,073,327
Income (loss) from operations	320,839	368,657	498,105	(447,034)
Other Income	-	-	316	-
Interest income	755	169	1,237	169
Income (loss) before income taxes	321,594	368,826	499,658	(446,865)
Income tax provision (benefit)	107,735	176,349	188,674	(80,036)
Net income (loss)	$213,859	$192,477	$310,984	$(366,829)
Net income (loss) available to common shareholders per common share
Basic	$0.02	$0.02	$0.03	$(0.04)
Diluted	$0.02	$0.02	$0.03	$(0.04)
Weighted average number of common shares used in per share computations:
Basic	10,203,995	10,181,553	10,203,995	10,179,886
Diluted	10,690,745	10,181,553	10,712,859	10,179,886

Table B

SIERRA MONITOR CORPORATION

Balance Sheets

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,616,985	$3,191,722
Trade receivables, less allowance for doubtful accounts of approximately $68,000 and $75,000 at September 30, 2018 (unaudited) and December 31, 2017, respectively	2,929,427	3,254,681
Inventories, net	3,769,923	3,138,261
Prepaid expenses	631,939	559,368
Income tax deposit	29,392	44,771
Total current assets	10,977,666	10,188,803

Property and equipment, net	307,916	252,143
Deferred income taxes	126,323	126,323
Other assets	82,097	83,153
Total assets	$11,494,002	$10,650,422

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,312,209	$976,092
Accrued compensation expenses	985,469	555,714
Other current liabilities	122,290	199,397
Total current liabilities	2,419,968	1,731,203

Total liabilities	2,419,968	1,731,203

Commitments and contingencies
Shareholders’ equity:
Common stock, $0.001 par value; 20,000,000 shares authorized; 10,203,995 shares issued and outstanding at September 30, 2018 (unaudited) and December 31, 2017 respectively.	10,204	10,204
Additional paid-in capital	4,632,354	4,482,403
Retained earnings	4,431,476	4,426,612
Total shareholders’ equity	9,074,034	8,919,219
Total liabilities and shareholders’ equity	$11,494,002	$10,650,422

The accompanying news release contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures used to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include EBITDA, non-GAAP net income, and basic and diluted non-GAAP net income per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management’s knowledge. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis. Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses. We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Stock-based Compensation Expense

Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options. While stock-based compensation is an expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. For these reasons we exclude stock-based compensation expenses from our non-GAAP financial measures. We compute weighted average dilutive stocks using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

EBITDA

EBITDA represents net earnings attributable to Sierra Monitor excluding interest expense, income taxes, depreciation and amortization. As required by SEC rules, we have provided reconciliation on Table D of this measure to the most directly comparable GAAP measure. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor’s financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C

SIERRA MONITOR CORPORATION

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
GAAP Net Income (Loss)	$213,859	$192,477	$310,984	$(366,829)
Depreciation and amortization	119,586	66,823	233,713	207,330
Provision for bad debt expense	(2,211)	-	(6,900)	-
Provision for inventory losses	(41,810)	-	18,190	-
Stock based comp expense	56,185	64,242	149,951	230,034
Total adjustments	131,750	131,065	394,954	437,364

Non-GAAP Net Income	$345,609	$323,542	$705,938	$70,535

Non-GAAP Net Income Per Share:
Basic	$0.03	$0.03	$0.07	$0.01
Diluted	$0.03	$0.03	$0.07	$0.01

Weighted-average number of shares used in per share computations:
Basic	10,203,995	10,181,553	10,203,995	10,179,886
Diluted	10,690,745	10,181,553	10,712,859	10,179,886

Table D

SIERRA MONITOR CORPORATION

Reconciliation of GAAP to EBITDA Operating Results

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
GAAP Net Income (Loss)	$213,859	$192,477	$310,984	$(366,829)
Interest Income	(755)	(169)	(1,237)	(169)
Income Tax Provision (benefit)	107,735	176,349	188,674	(80,036)
Depreciation and amortization	119,586	66,823	233,713	207,330

Non-GAAP EBITDA Income (Loss)	$440,425	$435,480	$732,134	$(239,704)